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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 1998, with respect to the consolidated financial statements of HBO & Company as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, included in this Form 8-K/A of McKesson Corporation, into the following previously filed Registration Statements of McKesson Corporation:

        .  Registration of 5,000,000 Common Shares (Form S-4 No. 333-56623)
        . Registration of $750,000,000 of Debt and Equity Securities (Form S-3 No. 333-50985)
        . Registration of 4,000,000 Convertible Preferred Securities (Form S-3 No. 333-26443)
        . Registration of Equity Securities under various benefit plans (Form S-8 No.'s 33-86536, 333-00611, 333-02871, 333-21931, 333-32643,
           333-32645, 333-43101, 333-43079, 333-48337, 333-48339, and 333-48859)


                                ARTHUR ANDERSEN LLP



Atlanta, Georgia
October 29, 1998